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                                                                       EXHIBIT 2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of AZCO Mining Inc. on Form S-8 (File Nos. 33-56468 and 33-61434) of our report dated August 29, 1996, on our audits of the financial statements and financial statement schedule of AZCO Mining Inc. as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which is included in the Company's Annual Report on Form 10-K.




Coopers & Lybrand L.L.P.
Phoenix, Arizona
July 17, 1997